Exhibit 4.4

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS DEBENTURE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IS AVAILABLE.

14.25% SECURED CONVERTIBLE DEBENTURE

$ _______	_________ ,2004

FOR VALUE RECEIVED, POWER2SHIP, INC., a Nevada corporation (the "Company"), hereby promises to pay to__________ (the "Holder") having an address at _____________ on December 31, 2006, or earlier upon prepayment of this Debenture as provided herein, the principal sum of ___________ DOLLARS ($______ ), together with simple interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance at the rate of fourteen and one-quarter percent (14.25%) per annum from the date hereof until the principal hereof shall have been paid.

The Company  shall  pay  interest  semi-annually in arrears on June 30 and December  31  of each year that any portion of the principal balance is unpaid. Interest payments  shall  commence  on  June  30,  2004.

All  payments  of  principal  and interest shall be made to the Holder in lawful currency  of the United States of America to the address set forth above or such other  address  as  to  which the Holder shall notify the Company in writing ten (10)  days  prior  to the due date of any payment or upon any prepayment of this Debenture  as  provided  herein.

Subject to and in compliance with the provisions hereof, the Holder may, at its  option,  convert all or any portion of the outstanding principal balance of this  Debenture,  and  all or any portion of the interest accrued hereon to such date,  into  shares  of  common  stock  of the Company (the "Common Stock") at a conversion price (the "Conversion Price") equal to the lesser of $0.80 per share or  90%  of  the  average  closing  bid  price  of  the  Common  Stock  on  the Over-the-Counter  Bulletin  Board  or  such other quotation system as the Common Stock  may  be  principally  quoted  for  the  ten (10) trading days immediately preceding  the  date  the  registration  statement  registering the Common Stock underlying  this  Debenture is declared effective by the Securities and Exchange Commission.  Notwithstanding the foregoing, if the registration statement is not declared  effective  by  the  one-year  anniversary  of the final closing of the Debentures,  then  the conversion price shall equal the lesser of $.80 per share or  90%  of the average closing bid price of the common stock for the 10 trading days  immediately preceding the one-year anniversary of the final closing of the Debentures,  but  in no event less than $0.25 per share. The Holder hereof shall communicate  its intention to convert all or any portion of the principal amount of  this  Debenture  and  all  or  any  portion of interest accrued through such conversion  date  by  surrendering  this  Debenture,  with the Form of Notice of Election to Convert attached as EXHIBIT "A" hereto duly completed and signed, to the  Company  at  its  address  for  notice  set  forth  elsewhere  herein.

The  Debenture  shall  automatically  convert  into  Common  Stock  upon satisfaction  of  the following conditions: (i) the Company is not in default of any  provision of this Debenture (not taking into account any cure period), (ii) the  Common Stock underlying the Debenture has been registered for sale with the Securities  and  Exchange  Commission  on  the  date  of such conversion and the Company  is  otherwise  in  compliance  with the terms of the Registration Right Agreement  (the "Registration Rights Agreement") of even date herewith and (iii) the  closing  bid  price of the Common Stock for the 20 consecutive trading days prior  to  conversion has been equal to at least 150% of the conversion price as determined  herein.  Upon satisfaction of such  conditions, the Company shall notify the Holder in writing of the conversion and shall promptly deliver to the Holder one or more stock certificates evidencing the Common Stock into which the Debenture  was  converted. Delivery of the stock certificates may be conditioned upon the Holder surrendering this Debenture or indemnifying the Company if such Debenture  is misplaced.

The Company may, at its option, redeem the outstanding portion of this Debenture as follows:

Redemption Date:	Redemption Price:

Up to 1st Anniversary	110% of outstanding principal balance in cash, plus an additional 10% of the outstanding principal balance in Common Stock, plus accrued but unpaid interest in cash

After 1st Anniversary up to 2nd Anniversary	110% of outstanding principal balance in cash, plus an additional 5% of the outstanding principal balance in Common Stock, plus accrued but unpaid interest in cash

After 2nd Anniversary up to 3rd Anniversary	105% of outstanding principal balance in cash, plus an additional 5% of the outstanding principal balance in Common Stock, plus accrued but unpaid interest in cash

For  the  purposes  of  the  preceding paragraph, the Common Stock shall be valued  at  the  average  closing  bid  price  of  the  Common  Stock  on  the Over-the-Counter  Bulletin  Board  or  such other quotation system as the Common Stock  may  be  principally  quoted  for  the  ten (10) trading days immediately preceding  the date the conversion becomes effective.  To so redeem, the Company shall provide written notice to the Holder of its intent to redeem, which notice shall specify the amount of the Debenture that the Company intends to redeem and the closing date (which shall be on the fifteenth (15) business day after the date  of  such  notice).  The Holder may, at its option, convert any portion of this  Debenture  after  the  date  of  the  written  notice,  provided that such conversions  are received by the Company at least two (2) business days prior to the  closing  date  specified  in  the  written  notice.

If the Holder elects to convert less than the entire principal amount of this Debenture and interest accrued to the date of such conversion, the Company shall issue or cause to be issued and delivered to the Holder, at its expense, a new Debenture evidencing the outstanding amount of principal due hereunder after giving effect to the amount applied to the conversion, which such Debenture shall, except as to the principal amount thereof, be identical to this Debenture in all respects.

If the Company, at any time while this Debenture is outstanding shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

If the Company shall (i) fail to make a payment of principal or interest when due; or (ii) make an assignment for the benefit of creditors, files a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffers an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or any substantial part of its assets, or (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or (iv) have been filed any such petition or application, or any such proceeding shall have been commenced against the Company, which remains undismissed, unstayed or unbonded for a period of thirty (30) days or more; or (v) by any act or omission shall indicate consent to, approve or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for all or any substantial part of its properties, or (vi) allow such custodianship, receivership, or trusteeship to continue undischarged, unstayed or unbonded for a period of thirty (30) days or more, or (vii) violate any term or provision of this Debenture (except as set forth in subsection (i) of this paragraph), the Security Agreements entered into between the Company and the Holders (the "Security Agreements") of even date herewith or the Registration Rights Agreement and same remains uncured for a period of ten (10) business days after notice thereof by the Holder (unless a longer cure period is set forth in any of the aforementioned agreements), then and in any such event, the outstanding principal amount of this Debenture, together with all accrued and unpaid interest thereon, shall be and become immediately due and payable. For purposes of (i), above, the payment of interest subsequent to its due date by withdrawal from the account established under one of the Security Agreements for the purpose of securing the payment of interest, shall be deemed to have been paid when due.

This  Debenture  is  secured  by  the  Security  Agreements.

All  notices  and other communications provided for herein shall be sent by certified  mail,  return  receipt  requested,  or  by  personal delivery or by a nationally  recognized  overnight courier to the Holder or the Company, at their respective  addresses  as set forth herein, or to such other address as to which either  party  may  advise  the  other  by  notice given in accordance with this provision. All such notices shall be deemed given upon the earlier of receipt or within  five  (5)  business  days  of  mailing  if  receipt  is  refused.

Notwithstanding  any other provision of this Debenture, interest under this Debenture  shall not exceed the maximum rate permitted by law; and if any amount is  paid  under  this Debenture as interest in excess of such maximum rate, then the amount so paid will not constitute interest but will constitute a prepayment on  account  of  the  principal  amount  of  this Debenture.  If at any time the interest rate under this Debenture would, but for the provision of the preceding sentence,  exceed  the  maximum  rate  permitted  by  law,  then the outstanding principal  balance  of  this  Debenture  shall,  on demand by the Holder of this Debenture,  become  and  be  due  and  payable.

All payments  under this Debenture shall be made without deduction for any taxes  of  any  nature  now  or  hereafter  imposed.

The provisions of  this  Debenture  shall  in  all  respects be construed according  to, and the rights and liabilities of the parties hereto and shall in all  respects  be governed by, the laws of the State of Florida.  This Debenture shall  be  deemed  a  contract made under the laws of the State of Florida to be fully  performed  therein, and the validity of this Debenture and all rights and liabilities  hereunder  shall be determined under the laws of said State without reference  to  the  conflicts  of  laws provisions thereof.  For purposes of any proceeding involving this Debenture, the Company and the Holder hereby submit to the  exclusive  jurisdiction  of  the  courts of the State of Florida and of the United  States  having  jurisdiction in the County of Broward, State of Florida, and  agree  not  to  raise  and waive any objection to or defense based upon the venue  of  any  such  court  or  based  upon  forum  non  conveniens.

In  the  event  this  Debenture  is  placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement  or  protection of the security, the Company agrees to pay to Holder all  reasonable  attorneys'  fees so incurred, all court and other costs and the reasonable  costs  of any other collection efforts, including all costs incurred in  collecting  any judgment and in any appellate or bankruptcy proceeding.  The Company  agrees  to  pay  any documentary stamp taxes, intangible taxes or other taxes  which may now or hereafter apply to this Debenture or any payment made in respect  of  this  Debenture.

No delay or omission on the part of the Holder in the exercise of any right hereunder shall  operate  as a waiver of such right or of any other right under this  Debenture.  A  waiver by the Holder of any right or remedy conferred to it hereunder  on any one occasion shall not be construed as a bar to, or waiver of, any  such  right  and/or  remedy as to any future occasion.  The Company and all persons  now or hereafter becoming obligated or liable for the payment hereof do jointly  and  severally  waive demand, notice of non-payment, protest, notice of dishonor  and  presentment.  No failure to accelerate the indebtedness evidenced hereby  by  reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this  Debenture  or as a waiver of such right of acceleration or of the right of the  Holder  thereafter  to insist upon strict compliance with the terms of this Debenture  or to prevent the exercise of such right of acceleration or any other right  granted  hereunder  or  by  applicable  law.

This  Debenture may be amended only by a written instrument executed by the Company  and  the  Holder.

THE COMPANY  HEREBY  KNOWINGLY,  VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH  IT  MAY  HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION  BASED  HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS  BETWEEN  THE  HOLDER AND THE COMPANY, THIS DEBENTURE, OR ANY DOCUMENTS EXECUTED  IN  CONNECTION  HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS  (WHETHER  ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT,  EQUITY  OR  OTHERWISE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDERS EXTENDING THE  LOAN  EVIDENCED  BY  THIS  DEBENTURE.

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SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, POWER2SHIP, INC. has caused this 14.25% Secured Convertible Debenture to be executed in its corporate name by its Chief Executive Officer, thereunto duly authorized.

Dated:   ____________,  2004

                              THE COMPANY:  ________________

                                   POWER2SHIP, INC.

                       By:   /s/ Richard Hersch
                                      Richard  Hersh

EXHIBIT "A"

NOTICE OF CONVERSION

(To be Executed by the Holder in order to Convert this Debenture)

The undersigned hereby elects to convert the attached 14.25% Secured Convertible Debenture into shares of common stock (the "Common Stock"), of Power2Ship, Inc. (the "Company") according  to  the  conditions  hereof, as of the date written below.  If  shares  are  to  be  issued  in  the name of a person other than the undersigned,  the  undersigned  will pay all transfer taxes payable with respect thereto  and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder  for  any  conversion,  except  for  such  transfer  taxes,  if  any.

Conversion calculations:

Date to Effect Conversion

Principal Amount of Debenture to be Converted

Payment of Interest in Kind	[ ] Yes
[ ] No

If yes, $_______ of Interest Accrued on Account of Conversion at Issue

Number of shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address